Exhibit 99.1

NEWS RELEASE

CONTACT:	Investor Relations	Corporate Communications
	435.634.3200	435.634.3553
	Investor.relations@skywest.com	corporate.communications@skywest.com

SkyWest, Inc. Announces Fourth Quarter 2015 and Full Year Profit

•                  Adjusted net income, excluding special items, of $25 million, or $0.49 per diluted share, for the fourth quarter 2015

•                  GAAP net income of $40 million, or $0.78 per diluted share, for the fourth quarter 2015

•                  Adjusted diluted EPS of $1.98 for 2015; GAAP diluted EPS of $2.27 for 2015

•                  On an adjusted basis, pre-tax income increased $8 million, or 23% from the fourth quarter 2014; GAAP pre-tax income increased $103 million from the fourth quarter 2014

ST. GEORGE, Utah, February 4, 2016.  SkyWest, Inc. (NASDAQ: SKYW) today reported financial and operating results for the fourth quarter of 2015, including adjusted net income of $25 million or $0.49 per diluted share, up from adjusted net income of $15.7 million or $0.31 per diluted share in 2014.  GAAP net income for the quarter was $40 million, or $0.78 per diluted share, compared to a loss of $28 million or $(0.54) per diluted share for the same quarter of 2014.

Adjusted net income for the full year 2015 was $103 million, or $1.98 per diluted share, up from adjusted net income of $7 million, or $0.14 per diluted share, in 2014.  GAAP net income for the full year 2015 was $118 million, or $2.27 per diluted share, compared to a net loss of $24 million or $(0.47) per share for 2014.

The GAAP results for the fourth quarter 2015 include two special items totaling $25 million in pre-tax income:  a net gain of $33 million from the early extinguishment of debt and $8 million revenue reduction from the resolution of a flying contract matter.  Both of these special items are excluded from the calculation of SkyWest’s adjusted net income for the quarter.

Commenting on the results, Chip Childs, SkyWest, Inc. Chief Executive Officer said, “Our fourth quarter results reflect continued progress in the optimization of our fleet and flying contract mix.  By the end of 2017, we anticipate over 50% of our fleet will be dual class aircraft, compared to 38% today.  We are scheduled to more than double the number of E175 aircraft operating in our fleet by mid-2017.  We believe our operating performance continues to create additional opportunities to improve our business model.”

Q4 2015 Financial Highlights

Operating margin increased to 7.9% in Q4 2015 compared to 6.2% in Q4 2014 on an adjusted basis.  The improvement in operating income and operating margin was primarily due to additional flying contracts with improved profitability, improved operating performance and a reduction in the number of aircraft operating under unprofitable or less profitable flying contracts.

SkyWest generated $141 million in cash from operations in Q4 2015, compared to $99 million in Q4 2014. For the 2015 year, cash from operations was $455 million, compared to $285 million in 2014.

Although adjusted revenues decreased $53 million in Q4 2015 from Q4 2014, the net reduction to revenue reflected the removal of over 100 aircraft that were operated under unprofitable flying agreements, or 16% of the December 2014 fleet.  The revenue impact of removing unprofitable aircraft from SkyWest’s fleet was partially offset by additional Embraer dual-class jet aircraft (“E175”) operations, improved contract rates from renewals of SkyWest’s existing flying contracts and additional contract performance incentives earned compared to Q4 2014.

Excluding special items, operating expenses were down by $63 million, or 8.3%, compared to Q4 2014. This reduction primarily related to a reduction in direct operating costs from fewer aircraft in service and reduced fuel costs, and was partially offset by additional crew training costs in anticipation of upcoming E175 aircraft deliveries.

Q4 2015 Operational Update

Changes in flight completion rates at SkyWest Airlines, Inc. (“SkyWest Airlines”) and ExpressJet Airlines, Inc. (“ExpressJet”) from Q4 2014 to Q4 2015 are summarized as follows:

	SkyWest Airlines		ExpressJet
	Q4 2015	Q4 2014	Q4 2015	Q4 2014
Adjusted Completion *	99.8%	99.2%	99.9%	99.7%
Raw Completion	98.4%	97.1%	98.0%	98.5%

* Adjusted Completion excludes weather cancellations. Raw Completion includes weather cancellations.

SkyWest’s total aircraft in service at December 31, 2015 was 660, a net decrease of 57 aircraft from December 31, 2014, summarized as follows:

Changes to Operating Fleet During 2015 Year

Aircraft available for scheduled service at December 2014:		717
New E175 aircraft with United Airlines (“United”):	20
New E175 aircraft with Alaska Airlines (“Alaska”):	5
New ERJ145 aircraft with American Airlines (“American”):	16
New CRJ200 aircraft with Delta Airlines (“Delta”):	5
Total Additions:		46

EMB120 aircraft from multiple partners:	(27)
ERJ145 aircraft from United:	(54)
CRJ200 aircraft from multiple partners:	(22)
Total Removals:		(103)
Aircraft available for scheduled service at December 2015:		660

SkyWest’s total aircraft in service increased by 4 net aircraft from September 30, 2015 to December 31, 2015 as follows:

Changes to Operating Fleet During Q4 2015

Aircraft available for scheduled service at September 2015:		656
New E175 aircraft with Alaska:	2
CRJ200 aircraft redeployed with multiple partners:	5
Total Additions:		7

ERJ145 aircraft removed from United:		(3)
Aircraft available for scheduled service at December 2015:		660

Under its fleet transition plan, SkyWest generated approximately 25,000 additional block hours, or 14%, with its dual class aircraft (CRJ700s/900s and E175s) during Q4 2015, compared to Q4 2014.  SkyWest had a reduction of approximately 84,000 block hours (22%) with its less profitable 50-seat and smaller aircraft (CRJ200s, ERJ145s/135s and EMB120s) during Q4 2015, compared to Q4 2014.

The following table outlines SkyWest’s anticipated delivery schedule for new E175 aircraft through June 2017:

		E175 Aircraft Scheduled Deliveries
	December 2015	1H 2016	2H 2016	1H 2017	Anticipated June 2017
United	40	7	7	11	65
Alaska	5	4	6	—	15
Delta	—	—	13	6	19
Total E175 aircraft:	45	11	26	17	99

Q4 2015 Capital and Liquidity Update

SkyWest had $498 million in cash and marketable securities at December 31, 2015, a decrease of $70 million from September 30, 2015.  SkyWest made capital investments of $8 million during Q4 2015 to acquire two E175 aircraft and used $94 million in cash to extinguish $128 million in debt. SkyWest issued $46 million in new long-term debt during Q4 2015 to finance the 2 new E175s delivered during the quarter.  SkyWest anticipates using approximately $44 million in cash towards the purchase of additional E175 aircraft and related spare parts and spare engines scheduled for delivery in the first half of 2016.

Q4 2015 Special Items

•                  During Q4 2015 SkyWest used $94 million in cash to extinguish $128 million in higher-rate junior notes in our capital structure.  This generated a net gain of $33 million for the quarter.

•                  During Q4 2015 SkyWest resolved a contract matter for $8 million reflected as contra-revenue in the reported numbers.

•                  The $25 million net gain represented by these two items, while included in GAAP income, is excluded from adjusted net income for the quarter as reported herein.

Reconciliation of Non-GAAP financial measures

Although SkyWest’s financial statements are prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”), SkyWest management believes that certain non-GAAP financial measures may provide investors with useful information regarding the underlying business trends and performance of SkyWest’s ongoing operations and may be useful for period-over-period comparisons of such operations.  The following table sets forth supplemental financial data and corresponding reconciliations to GAAP financial statements for the three and twelve-month periods ended December 31, 2015 and 2014.  Readers should consider these non-GAAP measures in addition to, not a substitute for, financial reporting measures prepared in accordance with GAAP.  These non-GAAP financial measures exclude some, but not all, items that may affect SkyWest’s net income.  Additionally, these calculations may not be comparable with similarly titled measures of other companies.

Reconciliation to Adjusted Net Income

(dollars in thousands except EPS)

	Three months ended December 31, 2015
				Net Income per
	Pre-tax income	Income tax	Net Income	Diluted Share
GAAP income	$65,760	$(25,306)	$40,454	$0.78
Adjusted for:
Q4 2015 Adjustments (1)	(24,731)	9,517	(15,214)	$(0.29)
Non-GAAP income	$41,029	$(15,789)	$25,240	$0.49

	Three months ended December 31, 2014
				Net Income per
	Pre-tax income	Income tax	Net Income	Diluted Share
GAAP income (loss)	$(36,511)	$8,644	$(27,867)	$(0.54)
Adjusted for:
Special items for fleet reduction (2)	$69,977	$(26,381)	43,596	0.85
Non-GAAP income	$33,466	$(17,737)	$15,729	$0.31

	Year ended December 31, 2015
				Net Income per
	Pre-tax income	Income tax	Net Income	Diluted Share
GAAP income	$194,322	$(76,505)	$117,817	$2.27
Adjusted for:
Q4 2015 Adjustments (1)	$(24,731)	$9,517	(15,214)	(0.29)
Non-GAAP income	$169,591	$(66,988)	$102,603	$1.98

	Year ended December 31, 2014
				Net Income per
	Pre-tax income	Income tax	Net Income	Diluted Share
GAAP income (loss)	$(16,343)	$(7,811)	$(24,154)	$(0.47)
Adjusted for:
Gain on Sale of Equity Investment (3)	$(24,922)	$9,470	$(15,452)
Special items for fleet reduction (2)	74,777	(28,415)	46,362
Total Adjustments	$49,855	$(18,945)	$30,910	$0.61
Non-GAAP income	$33,512	$(26,756)	$6,756	$0.14

(1) Adjusts for a gain from early debt payoff of approximately $32.6 million, partially offset by a resolution of contract matter with a major partner of approximately $7.9 million reflected as a reduction to revenue. This adjustment allows investors to better understand and analyze our recurring core performance in the periods presented.

(2) Adjusts for costs resulting from the removal of a specific aircraft from our operations.  This adjustment better allows investors to understand and analyze our recurring cost performance and provides a more meaningful comparison of our core operating costs to the airline industry.

(3) Adjusts for the gain from the sale of our equity investment in TRIP Linhas Aereas.  This adjustment allows investors to better understand and analyze our recurring core performance in the periods presented.

Reconciliation to Adjusted Operating Income

(dollars in thousands)

	Three months ended December 31,
	2015	2014
GAAP revenue	$752,743	$813,855
Q4 2015 Adjustments (1)	7,860	—
Adjusted revenue	$760,603	$813,855

GAAP operating expenses	$700,532	$833,555
Q4 2014 Special items (2)	—	(69,977)
Adjusted operating expenses	$700,532	$763,578

GAAP operating income (loss)	$52,211	$(19,700)
Adjusted operating income	60,071	50,277

GAAP operating income (loss) margin (deficit)	6.9%	-2.4%
Adjusted operating income margin	7.9%	6.2%

(1) Adjusts for a resolution of a contract matter with a major partner.  This adjustment allows investors to better understand and analyze our recurring core performance in the periods presented.

(2) Adjusts for costs resulting from the removal of a specific aircraft from our operations.  This adjustment better allows investors to understand and analyze our recurring cost performance and provides a more meaningful comparison of our core operating costs to the airline industry.

About SkyWest

SkyWest was named on Forbes ‘America’s Best Employers 2015’ list and was Air Transport World’s Regional Airline of the Year in 2014. SkyWest is the holding company for two scheduled passenger airline operations and an aircraft leasing company and is headquartered in St. George, Utah. SkyWest’s airline companies provide commercial air service in cities across the United States, Canada, Mexico and the Caribbean with more than 3,300 scheduled daily flights. SkyWest Airlines operates through partnerships with United, Delta, US Airways, American and Alaska Airlines. ExpressJet operates through partnerships with United, Delta and American. SkyWest continues to set the standard for excellence in the regional airline industry with unmatched value for customers, shareholders and its nearly 20,000 employees. This press release and additional information regarding SkyWest can be accessed at http://inc.skywest.com.

FORWARD-LOOKING STATEMENTS

In addition to historical information, this release contains forward-looking statements.  SkyWest may, from time to time, make written or oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements encompass SkyWest’s beliefs, expectations, hopes or intentions regarding future events.  Words such as “forecasts”, “expects,” “intends,” “believes,” “anticipates,” “estimates”, “should,” “likely” and similar expressions identify forward-looking statements.  All forward-looking statements included in this release are made as of the date hereof and are based on information available to SkyWest as of such date.  SkyWest assumes no obligation to update any forward-looking statement.  Readers should note that many factors could affect the future operating and financial results of SkyWest, SkyWest Airlines or ExpressJet, and could cause actual results to vary materially from those expressed in forward-looking statements set forth in this release.  These factors include, but are not limited to, the prospects of entering into agreements with other carriers to fly new aircraft, ongoing negotiations between SkyWest, SkyWest Airlines and ExpressJet and their major partners regarding their contractual obligations, uncertainties regarding operation of new aircraft, the ability to attract and retain qualified pilots, the impact of regulatory issues such as pilot rest rules and qualification requirements, and the ability to obtain aircraft financing.

Actual operational and financial results of SkyWest, SkyWest Airlines and ExpressJet will likely also vary, and may vary materially, from those anticipated, estimated, projected or expected for a number of other reasons, including, in addition to those identified above: the ability of ExpressJet to realize potential synergies and other anticipated financial impacts of the consolidation of its operations, the possibility that future financial and operating results of ExpressJet may not meet SkyWest’s forecasts and the timing of ongoing consolidation of the operations of ExpressJet, if achieved; the challenges of competing successfully in a highly competitive and rapidly changing industry; developments associated with fluctuations in the economy and the demand for air travel; the financial stability of SkyWest’s major partners and any potential impact of their financial condition on the operations of  SkyWest, SkyWest Airlines, or ExpressJet; fluctuations in flight schedules, which are determined by the major partners for whom SkyWest’s operating airlines conduct flight operations; variations in market and economic conditions; labor relationships; the impact of global instability; rapidly fluctuating fuel costs; the degree and nature of competition; potential fuel shortages; the impact of weather-related or other natural disasters on air travel and airline costs; aircraft deliveries; the ability to attract and retain qualified pilots and other unanticipated factors.  Risk factors, cautionary statements and other conditions which could cause SkyWest’s actual results to differ from management’s current expectations are contained in SkyWest’s filings with the Securities and Exchange Commission; including the section of SkyWest’s Annual Report on Form 10-K for the year ended December 31, 2014, entitled “Risk Factors.”

SkyWest, Inc.

Condensed Consolidated Statements of Income (Loss)

(Dollars and Shares in Thousands, Except per Share Amounts)

(Unaudited)

	Three Months Ended December 31		Twelve Months Ended December 31,
	2015	2014	2015	2014
OPERATING REVENUES:
Passenger	$736,938	$795,946	$3,030,023	$3,168,000
Ground handling and other	15,805	17,909	65,539	69,447
Total operating revenues	752,743	813,855	3,095,562	3,237,447

OPERATING EXPENSES:
Salaries, wages and benefits	297,261	313,902	1,203,312	1,258,155
Aircraft maintenance, materials and repairs	142,891	172,868	604,863	682,773
Aircraft rentals	66,837	72,652	273,695	305,334
Depreciation and amortization	67,554	67,253	264,507	259,642
Aircraft fuel	27,870	38,828	118,124	193,247
Ground handling services	19,713	23,471	82,694	123,917
Special items	—	69,977	—	74,777
Other operating expenses	78,406	74,604	313,852	314,754
Total operating expenses	700,532	833,555	2,861,047	3,212,599
OPERATING INCOME (LOSS)	52,211	(19,700)	234,515	24,848

OTHER INCOME (EXPENSE):
Interest income	350	488	1,997	4,096
Interest expense	(19,391)	(17,299)	(75,850)	(65,995)
Other, net	32,590	—	33,660	20,708
Total other expense, net	13,549	(16,811)	(40,193)	(41,191)

INCOME (LOSS) BEFORE INCOME TAXES	65,760	(36,511)	194,322	(16,343)
PROVISION (BENEFIT) FOR INCOME TAXES	25,306	(8,644)	76,505	7,811
NET INCOME (LOSS)	$40,454	$(27,867)	$117,817	$(24,154)

BASIC EARNINGS (LOSS) PER SHARE	$0.80	$(0.54)	$2.31	$(0.47)
DILUTED EARNINGS (LOSS) PER SHARE	$0.78	$(0.54)	$2.27	$(0.47)

Weighted average common shares:
Basic	50,880	51,174	51,077	51,237
Diluted	51,657	51,174	51,825	51,237

SkyWest, Inc.

Summary of Consolidated Balance Sheets

(Dollars in Thousands)

(Unaudited)

	December 31 2015	December 31, 2014
Cash, restricted cash, and marketable securities	$497,919	$559,130
Other current assets	519,651	530,371
Total current assets	$1,017,570	$1,089,501

Property and equipment, net	3,432,597	2,981,188
Deposit on aircraft	38,150	40,000
Other long term assets	314,569	299,239
Total assets	$4,802,886	$4,409,928

Current liabilities	$751,386	$684,355
Long-term liabilities	2,545,065	2,325,227
Stockholders’ equity	1,506,435	1,400,346
Total liabilities and stockholder’s equity	$4,802,886	$4,409,928

Unaudited Operating Highlights

	Three Months Ended December 31				Twelve Months Ended December 31
	2015	2014	Change		2015	2014	Change
Passengers carried	13,614,945	14,339,705	(5.1)%		56,228,593	58,962,010	(4.6)%
Revenue passenger miles (000)	7,231,965	7,715,787	(6.3)%		29,671,911	31,499,397	(5.8)%
Available seat miles (000)	8,768,088	9,452,653	(7.2)%		35,902,503	38,220,150	(6.1)%
Block hours	500,445	559,143	(10.5)%		2,074,809	2,275,562	(8.8)%
Departures	293,467	327,835	(10.5)%		1,226,897	1,357,454	(9.6)%
Passenger load factor	82.5%	81.6%	0.90	pts	82.6%	82.4%	0.20	pts
Yield per revenue passenger mile	$0.102	$0.103	(1.0)%		$0.102	$0.101	1.0%
Revenue per available seat mile	$0.086	$0.086	NC		$0.086	$0.085	1.2%
Cost per available seat mile	$0.082	$0.090	(8.9)%		$0.082	$0.086	(4.7)%
Fuel cost per available seat mile	$0.003	$0.004	(25.0)%		$0.003	$0.005	(40.0)%
Average passenger trip length	531	538	(1.3)%		528	534	(1.1)%

Aircraft in Scheduled Service for 2015

	50 seats	65-76 seats	EMB120	Total

Aircraft in schedule: December 31, 2014	467	223	27	717
65-76 seat additions (United and Alaska)	—	25	—	25
50 seat additions (Delta and American)	21	—	—	21
50 seat reductions (multiple partners)	(76)	—	—	(76)
Turbo prop reductions (multiple partners)	—	—	(27)	(27)
Aircraft in schedule: December 31, 2015	412	248	—	660

Aircraft counts above exclude aircraft removed from scheduled service.

Completed Block Hours by Aircraft Type for 2015

	Q4-2015	Q4-2014	% Change	FY 2015	FY 2014	% Change
CRJ200	154,819	172,403	(10.2)%	659,358	719,938	(8.4)%
CRJ700/900s	164,275	165,789	(0.9)%	654,364	665,133	(1.6)%
ERJ145/135	140,525	188,419	(25.4)%	622,650	774,171	(19.6)%
E175	40,821	14,316	185.1%	126,108	23,076	446.5%
EMB120	—	18,216	(100.0)%	12,324	93,244	(86.8)%
	500,440	559,143	(10.5)%	2,074,804	2,275,562	(8.8)%

Completed Block Hours by Airline for 2015

	Q4-2015	Q4-2014	Variance	FY 2015	FY 2014	Variance
SkyWest Airlines	271,068	265,389	2.1%	1,074,809	1,060,149	1.4%
ExpressJet	229,372	293,754	(21.9)%	999,995	1,215,413	(17.7)%
	500,440	559,143	(10.5)%	2,074,804	2,275,562	(8.8)%

Quarterly Fleet, Block Hour and ASM Production Forecast for 2016

	As of March 31, 2016	As of June 30, 2016	As of Sept. 30, 2016	As of Dec. 31, 2016
	(Estimate)	(Estimate)	(Estimate)	(Estimate)
Fleet Summary
Regional Jets:
50 seat RJs	395	385	381	372
65-76 seat CRJs	197	195	190	183
76 seat E175s	47	52	63	77

Totals	639	632	634	632

	Q1 16	Q2 16	Q3 16	Q4 16	Totals
	(Estimate)	(Estimate)	(Estimate)	(Estimate)	(Estimate)
Block hours	480,000	481,000	487,000	474,000	1,922,000
ASMs	8.3b	8.3b	8.3b	7.7b	32.6b

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